                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            USN COMMUNICATIONS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                                  36-3947804
              --------                                  ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           10 South Riverside Plaza
                                   Suite 401
                            Chicago, Illinois 60606
                   (Address of principal executive offices)
                                  (zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


           Securities Act registration statement file number to which this form relates: 333-38381


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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Item 1.   Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Preliminary Prospectus, dated January 7, 1998, included in Amendment 1 to the Registrant's Registration Statement on Form S-1 (No. 333-38381), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, is incorporated herein by reference.


Item 2.   Exhibits.

     The securities to be registered are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on the Nasdaq National Market (the "Nasdaq"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the Nasdaq:

     1 Preliminary Prospectus, dated January 7, 1998, included in the Registrant's Registration Statement on Form S-1 (No. 333-38381).

     2 Form of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-38381)).

     3 Form of Amended and Restated Bylaws of Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-38381)).

     4 Form of Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-38381)).

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                USN COMMUNICATIONS, INC.



                                By: /s/ Thomas A. Monson
                                    --------------------------------
                                    Name:
                                    Title:

Date: January 28, 1998



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